Exhibit 99.1

FOR IMMEDIATE RELEASE

 Globalscape Awarded 5-Star Rating in CRN’s 2018 Partner Program Guide Three Years Running
Honored to Make the List of the Channel’s Strongest and Most Successful Partner Programs

SAN ANTONIO – April 2, 2018 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, announced today that CRN®, a brand of The Channel Company, has awarded Globalscape a 5-Star rating in its 2018 Partner Program Guide, for the third year running. This annual guide is the definitive listing of partner programs from technology vendors that provide products and services through the IT channel. The 5-Star Partner Program Guide rating recognizes an elite subset of companies that offer solution providers the best partnering elements in their channel programs.

To determine the 2018 5-Star ratings, The Channel Company’s research team assessed each vendor’s partner program based on investments in program offerings, partner profitability, partner training, education and support, marketing programs and resources, sales support and communication.

Industry-leading solution providers partner with Globalscape to offer a range of products and services that complement their portfolio. The Globalscape Partner Program provides its Partners with Express Deal Registration, an expansive MDF Program, Renewal Rewards, sales and technical training, a convenient Partner Portal and a robust International Partner Program. Globalscape also recently rolled out ARCUS, a cloud-based, Software-as-a-Service platform that allows partners to increase service revenues while providing customers with significant additional value.

“Finding the right technology vendor to partner with can be a daunting task, given the vast array of choices now available to solution providers,” said Robert Faletra, Executive Chairman of The Channel Company. “CRN’s Partner Program Guide and 5-Star ratings help them narrow the field and find the best fit, identifying the most rewarding partner programs and providing crucial insight into their strengths and benefits. We are pleased to present our 2018 PPG list, recognizing the strongest and most successful partner programs in the channel today.”

“We are honored to receive this award as recognition for our unwavering commitment to our Channel programs. This 5-star rating from CRN demonstrates that we continuously develop programs that meet the evolving needs of our partners,” said Tom Fitzpatrick, Senior Director of Channel Sales and Marketing. “The channel plays a vital role in Globalscape’s market strategy, and we will continue to develop programs that make it easy and profitable for Partners to do business with us.”

The 2018 Partner Program Guide will be featured in the April issue of CRN and online at www.CRN.com/ppg.

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@TheChannelCo names @Globalscape to @CRN 2018 Partner Program Guide #CRNPPG www.CRN.com/ppg

About Globalscape
Globalscape, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud.  Globalscape provides cloud services that automate your work, secure your data and integrate your applications–while giving visibility to those who need it. Globalscape makes business flow brilliantly.  For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.

About the Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education, and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequaled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

CRN is a registered trademark of The Channel Company, LLC.  All rights reserved.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Emily Eldridge
 SHIFT Communications
(512) 792-2544
globalscape@shiftcomm.com

The Channel Company Contact
Melanie Turpin
The Channel Company
508.416.1195
mturpin@thechannelco.com

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